New York Mortgage Trust Reports
Second Quarter 2023 Results

NEW YORK, August 2, 2023 (GLOBE NEWSWIRE) - New York Mortgage Trust, Inc. (Nasdaq: NYMT) (“NYMT,” the “Company,” “we,” “our” or “us”) today reported results for the three and six months ended June 30, 2023.

Summary of Second Quarter 2023:
(dollar amounts in thousands, except per share data)

Net loss attributable to Company's common stockholders	$(37,202)
Net loss attributable to Company's common stockholders per share (basic) (1)	$(0.41)
Undepreciated loss (2)	$(35,022)
Undepreciated loss per common share (2)	$(0.38)
Comprehensive loss attributable to Company's common stockholders	$(37,585)
Comprehensive loss attributable to Company's common stockholders per share (basic)	$(0.41)
Yield on average interest earning assets (2) (3)	6.07%
Interest income	$57,540
Interest expense	$42,404
Net interest income	$15,136
Net interest spread (2) (4)	0.48%
Book value per common share at the end of the period	$12.44
Adjusted book value per common share at the end of the period (2)	$14.32
Economic return on book value (5)	(1.62)%
Economic return on adjusted book value (6)	(5.13)%
Dividends per common share	$0.30

(1)For all periods presented, all per common share amounts and common shares outstanding have been adjusted to reflect the Company’s one-for-four reverse stock split which was effected on March 9, 2023.
(2)Represents a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures to their most directly comparable GAAP measure is included below in "Reconciliation of Financial Information."
(3)Calculated as the quotient of our adjusted interest income and our average interest earning assets and excludes all Consolidated SLST assets other than those securities owned by the Company.
(4)Our calculation of net interest spread may not be comparable to similarly-titled measures of other companies who may use a different calculation.
(5)Economic return on book value is based on the periodic change in GAAP book value per common share plus dividends declared per common share, if any, during the period.
(6)Economic return on adjusted book value is based on the periodic change in adjusted book value per common share, a non-GAAP financial measure, plus dividends declared per common share, if any, during the period.

Key Developments:

Investing Activities

•Purchased approximately $545.6 million of Agency RMBS and approximately $106.3 million in residential loans.

•Received approximately $33.7 million in proceeds from redemptions of Mezzanine Lending investments.

•Sold four multi-family properties held by joint venture equity investments representing total net equity investments of $38 million.

Financing Activities

•Repurchased 37,863 shares of preferred stock at an average repurchase price of $18.88 per preferred share.

•Obtained $76.5 million of financing for single-family rental properties through a warehouse facility with an existing counterparty.

Management Overview

Jason Serrano, Chief Executive Officer, commented: "In the quarter, we maintained a defensive posture within the credit markets as accelerated Federal Government spending in the year neutralized the negative impact of fed rate hikes on economic growth. While U.S. unemployment is pinned below 4% and not a large concern for credit market pricing, we added over $0.5B of Agency RMBS in the quarter which helped to reverse a sequential decline of the portfolio’s interest income over the previous two quarters. With wider Agency RMBS spreads not seen since March 2020, we are constructive on the sector and will continue to allocate excess liquidity in anticipation of a declining credit market.

Changes to the bank regulatory landscape may accelerate opportunities in credit for NYMT. The recent announcement from the FDIC to increase certain bank capital requirements against portfolio holdings further diminishes bank balance sheet capacity and may further restrict the ability of property investors to source viable financing options. We believe these factors heading into year-end presents a favorable environment for secondary market acquisitions and primary market originations supporting an increase to Company earnings through balance sheet expansion."

Capital Allocation

The following table sets forth, by investment category, our allocated capital at June 30, 2023 (dollar amounts in thousands):

	Single-Family (1)	Multi- Family	Corporate/Other	Total
Residential loans	$3,136,812	$—	$—	$3,136,812
Consolidated SLST CDOs	(617,168)	—	—	(617,168)
Multi-family loans	—	97,422	—	97,422
Investment securities available for sale	703,875	30,397	—	734,272
Equity investments	—	143,755	25,000	168,755
Equity investments in consolidated multi-family properties (2)	—	144,135	—	144,135
Equity investments in disposal group held for sale (3)	—	189,592	—	189,592
Single-family rental properties	162,233	—	—	162,233
Total investment portfolio carrying value	3,385,752	605,301	25,000	4,016,053
Liabilities:
Repurchase agreements	(1,145,108)	—	—	(1,145,108)
Residential loan securitization CDOs	(1,369,632)	—	—	(1,369,632)
Senior unsecured notes	—	—	(97,742)	(97,742)
Subordinated debentures	—	—	(45,000)	(45,000)
Cash, cash equivalents and restricted cash (4)	107,424	—	228,612	336,036
Cumulative adjustment of redeemable non-controlling interest to estimated redemption value	—	(27,640)	—	(27,640)
Other	64,745	595	(41,595)	23,745
Net Company capital allocated	$1,043,181	$578,256	$69,275	$1,690,712

Company Recourse Leverage Ratio (5)				0.7	x
Portfolio Recourse Leverage Ratio (6)				0.6	x

(1)The Company, through its ownership of certain securities, has determined it is the primary beneficiary of Consolidated SLST and has consolidated the assets and liabilities of Consolidated SLST in the Company’s condensed consolidated financial statements. Consolidated SLST is primarily presented on our condensed consolidated balance sheets as residential loans, at fair value and collateralized debt obligations, at fair value. Our investment in Consolidated SLST as of June 30, 2023 was limited to the RMBS comprised of first loss subordinated securities and certain IOs issued by the securitization with an aggregate net carrying value of $170.0 million.
(2)Represents the Company's equity investments in consolidated multi-family properties that are not in disposal group held for sale. See "Reconciliation of Financial Information" section below for a reconciliation of equity investments in consolidated multi-family properties and disposal group held for sale to the Company's condensed consolidated financial statements.
(3)Includes both unconsolidated and consolidated equity investments in multi-family properties that are held for sale in disposal group. See "Reconciliation of Financial Information" section below for a reconciliation of equity investments in consolidated multi-family properties and disposal group held for sale to the Company's condensed consolidated financial statements.
(4)Excludes cash in the amount of $33.5 million held in the Company's equity investments in consolidated multi-family properties and consolidated equity investments in disposal group held for sale. Restricted cash is included in the Company's accompanying condensed consolidated balance sheets in other assets.
(5)Represents the Company's total outstanding recourse repurchase agreement financing, subordinated debentures and senior unsecured notes divided by the Company’s total stockholders’ equity. Does not include non-recourse repurchase agreement financing amounting to $133.2 million, Consolidated SLST CDOs amounting to $617.2 million, residential loan securitization CDOs amounting to $1.4 billion and mortgages payable on real estate amounting to $397.1 million as they are non-recourse debt.
(6)Represents the Company's outstanding recourse repurchase agreement financing divided by the Company’s total stockholders’ equity.

The following table sets forth certain information about our interest earning assets by category and their related adjusted interest income, adjusted interest expense, adjusted net interest income, yield on average interest earning assets, average financing cost and net interest spread for the three months ended June 30, 2023 (dollar amounts in thousands):

Three Months Ended June 30, 2023

	Single-Family (8)	Multi- Family	Corporate/Other	Total
Adjusted Interest Income (1) (2)	$47,941	$3,618	$15	$51,574
Adjusted Interest Expense (1)	(31,667)	—	(3,307)	(34,974)
Adjusted Net Interest Income (1)	$16,274	$3,618	$(3,292)	$16,600

Average Interest Earning Assets (3)	$3,264,106	$133,608	$1,249	$3,398,963
Average Interest Bearing Liabilities (4)	$2,305,556	$—	$205,673	$2,511,229

Yield on Average Interest Earning Assets (1) (5)	5.87%	10.86%	4.80%	6.07%
Average Financing Cost (1) (6)	(5.51)%	—	(6.45)%	(5.59)%
Net Interest Spread (1) (7)	0.36%	10.86%	(1.65)%	0.48%
(1)Represents a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures to their most directly comparable GAAP measure is included below in "Reconciliation of Financial Information."
(2)Includes interest income earned on cash accounts held by the Company.
(3)Average Interest Earning Assets for the period include residential loans, multi-family loans and investment securities and exclude all Consolidated SLST assets other than those securities owned by the Company. Average Interest Earning Assets is calculated based on the daily average amortized cost for the period.
(4)Average Interest Bearing Liabilities for the period include repurchase agreements, residential loan securitization CDOs, senior unsecured notes and subordinated debentures and exclude Consolidated SLST CDOs and mortgages payable on real estate as the Company does not directly incur interest expense on these liabilities that are consolidated for GAAP purposes. Average Interest Bearing Liabilities is calculated based on the daily average outstanding balance for the period.
(5)Yield on Average Interest Earning Assets is calculated by dividing our annualized adjusted interest income relating to our portfolio of interest earning assets by our Average Interest Earning Assets for the respective periods.
(6)Average Financing Cost is calculated by dividing our annualized adjusted interest expense by our Average Interest Bearing Liabilities.
(7)Net Interest Spread is the difference between our Yield on Average Interest Earning Assets and our Average Financing Cost.
(8)The Company has determined it is the primary beneficiary of Consolidated SLST and has consolidated Consolidated SLST into the Company's condensed consolidated financial statements. Our GAAP interest income includes interest income recognized on the underlying seasoned re-performing and non-performing residential loans held in Consolidated SLST. Our GAAP interest expense includes interest expense recognized on the Consolidated SLST CDOs that permanently finance the residential loans in Consolidated SLST and are not owned by the Company. We calculate adjusted interest income by reducing our GAAP interest income by the interest expense recognized on the Consolidated SLST CDOs and adjusted interest expense by excluding the interest expense recognized on the Consolidated SLST CDOs, thus only including the interest income earned by the SLST securities that are actually owned by the Company in adjusted net interest income.

Conference Call

On Thursday, August 3, 2023 at 9:00 a.m., Eastern Time, New York Mortgage Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company’s financial results for the three and six months ended June 30, 2023. To access the conference call, please pre-register at https://register.vevent.com/register/BIbaaf08aeb7364f22ae8fe2b0f7a1618b. Registrants will receive confirmation with dial-in details. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis, at the Investor Relations section of the Company's website at http://www.nymtrust.com or at https://edge.media-server.com/mmc/p/rneburv2. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast. A webcast replay link of the conference call will be available on the Investor Relations section of the Company’s website approximately two hours after the call and will be available for 12 months.

In connection with the release of these financial results, the Company will also post a supplemental financial presentation that will accompany the conference call on its website at http://www.nymtrust.com under the "Investors — Events and Presentations" section. Second quarter 2023 financial and operating data can be viewed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, which is expected to be filed with the Securities and Exchange Commission on or about August 4, 2023. A copy of the Form 10-Q will be posted at the Company’s website as soon as reasonably practicable following its filing with the Securities and Exchange Commission.

About New York Mortgage Trust

New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”) for federal income tax purposes. NYMT is an internally managed REIT in the business of acquiring, investing in, financing and managing primarily mortgage-related single-family and multi-family residential assets. For a list of defined terms used from time to time in this press release, see “Defined Terms” below.

Defined Terms

The following defines certain of the commonly used terms that may appear in this press release: “RMBS” refers to residential mortgage-backed securities backed by adjustable-rate, hybrid adjustable-rate, or fixed-rate residential loans; “Agency RMBS” refers to RMBS representing interests in or obligations backed by pools of residential loans guaranteed by a government sponsored enterprise (“GSE”), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); “ABS” refers to debt and/or equity tranches of securitizations backed by various asset classes including, but not limited to, automobiles, aircraft, credit cards, equipment, franchises, recreational vehicles and student loans; “non-Agency RMBS” refers to RMBS that are not guaranteed by any agency of the U.S. Government or any GSE; “IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; “POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; “CMBS” refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities issued by a GSE, as well as PO, IO or mezzanine securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; “multi-family CMBS” refers to CMBS backed by commercial mortgage loans on multi-family properties; “CDO” refers to collateralized debt obligation and includes debt that permanently finances the residential loans held in Consolidated SLST and the Company's residential loans held in securitization trusts that we consolidate or consolidated in our financial statements in accordance with GAAP; “Consolidated SLST” refers to a Freddie Mac-sponsored residential loan securitization, comprised of seasoned re-performing and non-performing residential loans, of which we own the first loss subordinated securities and certain IOs, that we consolidate in our financial statements in accordance with GAAP; “Consolidated VIEs” refers to variable interest entities ("VIE") where the Company is the primary beneficiary, as it has both the power to direct the activities that most significantly impact the economic performance of the VIE and a right to receive benefits or absorb losses of the entity that could be potentially significant to the VIE and that we consolidate in our financial statements in accordance with GAAP; “Consolidated Real Estate VIEs” refers to Consolidated VIEs that own multi-family properties; “business purpose loans” refers to (i) short-term loans that are collateralized by residential properties and are made to investors who intend to rehabilitate and sell the residential property for a profit or (ii) loans that finance (or refinance) non-owner occupied residential properties that are rented to one or more tenants; “Mezzanine Lending” refers, collectively, to preferred equity and mezzanine loan investments; “Multi-Family” portfolio includes multi-family CMBS, preferred equity and mezzanine loan investments and certain equity investments that invest in multi-family assets, including joint venture equity investments; “Single-Family” portfolio includes residential loans, Agency RMBS, non-Agency RMBS and single-family rental properties; and “Other” portfolio includes ABS and an equity investment in an entity that originates residential loans.

Cautionary Statement Regarding Forward-Looking Statements

When used in this press release, in future filings with the Securities and Exchange Commission (the “SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “could,” “would,” “should,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as such, may involve known and unknown risks, uncertainties and assumptions.

Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results and outcomes could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation: changes in the Company’s business and investment strategy; inflation and changes in interest rates and the fair market value of the Company’s assets, including negative changes resulting in margin calls relating to the financing of the Company’s assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; general volatility of the markets in which the Company invests; changes in prepayment rates on the loans the Company owns or that underlie the Company’s investment securities; increased rates of default, delinquency or vacancy and/or decreased recovery rates on or at the Company’s assets; the Company’s ability to identify and acquire targeted assets, including assets in its investment pipeline; the Company's ability to dispose of assets from time to time on terms favorable to it, including the disposition over time of its joint venture equity investments; changes in relationships with the Company’s financing counterparties and the Company’s ability to borrow to finance its assets and the terms thereof; changes in the Company's relationships with and/or the performance of its operating partners; the Company’s ability to predict and control costs; changes in laws, regulations or policies affecting the Company’s business; the Company’s ability to make distributions to its stockholders in the future; the Company’s ability to maintain its qualification as a REIT for federal tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; and risks associated with investing in real estate assets, including changes in business conditions and the general economy, the availability of investment opportunities and the conditions in the market for Agency RMBS, non-Agency RMBS, ABS and CMBS securities, residential loans, structured multi-family investments and other mortgage-, residential housing- and credit-related assets.

These and other risks, uncertainties and factors, including the risk factors described in the Company’s reports filed with the SEC pursuant to the Exchange Act, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

CONTACT: AT THE COMPANY
Phone: 212-792-0107
Email: InvestorRelations@nymtrust.com

FINANCIAL TABLES FOLLOW

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	June 30, 2023	December 31, 2022
	(unaudited)
ASSETS
Residential loans, at fair value	$3,136,812	$3,525,080
Multi-family loans, at fair value	97,422	87,534
Investment securities available for sale, at fair value	734,272	99,559
Equity investments, at fair value	168,755	179,746
Cash and cash equivalents	232,497	244,718
Real estate, net	706,066	692,968
Assets of disposal group held for sale	965,599	1,151,784
Other assets	237,624	259,356
Total Assets (1)	$6,279,047	$6,240,745
LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements	$1,145,108	$737,023
Collateralized debt obligations ($617,168 at fair value and $1,369,632 at amortized cost, net as of June 30, 2023 and $634,495 at fair value and $1,468,222 at amortized cost, net as of December 31, 2022)	1,986,800	2,102,717
Senior unsecured notes	97,742	97,384
Subordinated debentures	45,000	45,000
Mortgages payable on real estate, net	397,075	394,707
Liabilities of disposal group held for sale	755,840	883,812
Other liabilities	97,794	115,991
Total liabilities (1)	4,525,359	4,376,634

Commitments and Contingencies

Redeemable Non-Controlling Interest in Consolidated Variable Interest Entities	34,571	63,803

Stockholders' Equity:
Preferred stock, par value $0.01 per share, 31,500,000 shares authorized, 22,227,954 and 22,284,994 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively ($555,699 and $557,125 aggregate liquidation preference as of June 30, 2023 and December 31, 2022, respectively)	536,983	538,351
Common stock, par value $0.01 per share, 200,000,000 shares authorized, 91,250,399 and 91,193,688 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	913	912
Additional paid-in capital	2,298,669	2,282,691
Accumulated other comprehensive loss	(1,762)	(1,970)
Accumulated deficit	(1,144,091)	(1,052,768)
Company's stockholders' equity	1,690,712	1,767,216
Non-controlling interests	28,405	33,092
Total equity	1,719,117	1,800,308
Total Liabilities and Equity	$6,279,047	$6,240,745
(1)Our condensed consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs") as the Company is the primary beneficiary of these VIEs. As of June 30, 2023 and December 31, 2022, assets of consolidated VIEs totaled $4,005,742 and $4,261,097, respectively, and the liabilities of consolidated VIEs totaled $3,163,136 and $3,403,257, respectively.

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
NET INTEREST INCOME:
Interest income	$57,540	$68,020	$114,676	$126,521
Interest expense	42,404	28,740	81,739	50,205
Total net interest income	15,136	39,280	32,937	76,316

NON-INTEREST INCOME (LOSS):
Realized gains, net	3,590	2,386	4,671	6,192
Unrealized (losses) gains, net	(8,933)	(67,694)	19,556	(151,353)
Income from equity investments	2,656	8,100	7,168	14,153
Other (loss) income	(16,567)	1,105	(25,565)	2,531
Income from real estate
Rental income	36,970	32,137	73,251	55,425
Other real estate income	7,806	3,733	13,270	6,033
Total income from real estate	44,776	35,870	86,521	61,458
Total non-interest income (loss)	25,522	(20,233)	92,351	(67,019)

GENERAL, ADMINISTRATIVE AND OPERATING EXPENSES:
General and administrative expenses	13,316	13,175	25,999	27,533
Portfolio operating expenses	5,649	12,690	12,721	22,179
Expenses related to real estate
Interest expense, mortgages payable on real estate	24,075	13,151	46,554	20,308
Depreciation and amortization	6,128	52,394	12,167	87,981
Other real estate expenses	22,328	18,365	44,508	30,767
Total expenses related to real estate	52,531	83,910	103,229	139,056
Total general, administrative and operating expenses	71,496	109,775	141,949	188,768

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(30,838)	(90,728)	(16,661)	(179,471)
Income tax (benefit) expense	(18)	90	(3)	67

NET LOSS	(30,820)	(90,818)	(16,658)	(179,538)
Net loss attributable to non-controlling interests	3,892	18,922	10,593	33,792
NET LOSS ATTRIBUTABLE TO COMPANY	(26,928)	(71,896)	(6,065)	(145,746)
Preferred stock dividends	(10,474)	(10,493)	(20,958)	(20,986)
Gain on repurchase of preferred stock	200	—	342	—
NET LOSS ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS	$(37,202)	$(82,389)	$(26,681)	$(166,732)

Basic loss per common share	$(0.41)	$(0.86)	$(0.29)	$(1.75)
Diluted loss per common share	$(0.41)	$(0.86)	$(0.29)	$(1.75)
Weighted average shares outstanding-basic	91,193	95,300	91,254	95,250
Weighted average shares outstanding-diluted	91,193	95,300	91,254	95,250

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
SUMMARY OF QUARTERLY (LOSS) EARNINGS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Interest income	$57,540	$57,136	$62,948	$68,920	$68,020
Interest expense	42,404	39,335	40,651	38,563	28,740
Total net interest income	15,136	17,801	22,297	30,357	39,280
Total non-interest income (loss)	25,522	66,827	3,532	(57,028)	(20,233)
Total general, administrative and operating expenses	71,496	70,450	68,242	91,553	109,775
(Loss) income from operations before income taxes	(30,838)	14,178	(42,413)	(118,224)	(90,728)
Income tax (benefit) expense	(18)	16	804	(330)	90
Net (loss) income	(30,820)	14,162	(43,217)	(117,894)	(90,818)
Net loss attributable to non-controlling interests	3,892	6,701	5,635	2,617	18,922
Net (loss) income attributable to Company	(26,928)	20,863	(37,582)	(115,277)	(71,896)
Preferred stock dividends	(10,474)	(10,484)	(10,494)	(10,493)	(10,493)
Gain on repurchase of preferred stock	200	142	—	—	—
Net (loss) income attributable to Company's common stockholders	(37,202)	10,521	(48,076)	(125,770)	(82,389)
Basic (loss) earnings per common share	$(0.41)	$0.12	$(0.52)	$(1.33)	$(0.86)
Diluted (loss) earnings per common share	$(0.41)	$0.11	$(0.52)	$(1.33)	$(0.86)
Weighted average shares outstanding - basic	91,193	91,314	92,548	94,269	95,300
Weighted average shares outstanding - diluted	91,193	91,672	92,548	94,269	95,300

Yield on average interest earning assets (1)	6.07%	6.24%	6.49%	6.66%	6.69%
Net interest spread (1)	0.48%	0.41%	1.11%	2.18%	3.34%
Undepreciated (loss) earnings (1)	$(35,022)	$12,641	$(46,116)	$(101,473)	$(49,170)
Undepreciated (loss) earnings per common share (1)	$(0.38)	$0.14	$(0.50)	$(1.08)	$(0.52)
Book value per common share	$12.44	$12.95	$13.27	$14.58	$16.22
Adjusted book value per common share (1)	$14.32	$15.41	$15.89	$16.66	$17.69

Dividends declared per common share	$0.30	$0.40	$0.40	$0.40	$0.40
Dividends declared per preferred share on Series D Preferred Stock	$0.50	$0.50	$0.50	$0.50	$0.50
Dividends declared per preferred share on Series E Preferred Stock	$0.49	$0.49	$0.49	$0.49	$0.49
Dividends declared per preferred share on Series F Preferred Stock	$0.43	$0.43	$0.43	$0.43	$0.43
Dividends declared per preferred share on Series G Preferred Stock	$0.44	$0.44	$0.44	$0.44	$0.44
(1)Represents a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures to their most directly comparable GAAP measure is included below in "Reconciliation of Financial Information."

Reconciliation of Financial Information

Non-GAAP Financial Measures

In addition to the results presented in accordance with GAAP, this press release includes certain non-GAAP financial measures, including adjusted interest income, adjusted interest expense, adjusted net interest income, yield on average interest earning assets, average financing cost, net interest spread, undepreciated earnings and adjusted book value per common share. Our management team believes that these non-GAAP financial measures, when considered with our GAAP financial statements, provide supplemental information useful for investors as it enables them to evaluate our current performance and trends using the metrics that management uses to operate our business. Our presentation of non-GAAP financial measures may not be comparable to similarly-titled measures of other companies, who may use different calculations. Because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations of the non-GAAP financial measures included in this press release to the most directly comparable financial measures prepared in accordance with GAAP should be carefully evaluated.

Adjusted Net Interest Income and Net Interest Spread

Financial results for the Company during a given period include the net interest income earned on our investment portfolio of residential loans, RMBS, CMBS, ABS and preferred equity investments and mezzanine loans, where the risks and payment characteristics are equivalent to and accounted for as loans (collectively, our “interest earning assets”). Adjusted net interest income and net interest spread (both supplemental non-GAAP financial measures) are impacted by factors such as our cost of financing, including our hedging costs, and the interest rate that our investments bear. Furthermore, the amount of premium or discount paid on purchased investments and the prepayment rates on investments will impact adjusted net interest income as such factors will be amortized over the expected term of such investments.

We provide the following non-GAAP financial measures, in total and by investment category, for the respective periods:

•adjusted interest income – calculated as our GAAP interest income reduced by the interest expense recognized on Consolidated SLST CDOs,
•adjusted interest expense – calculated as our GAAP interest expense reduced by the interest expense recognized on Consolidated SLST CDOs and adjusted to include the net interest component of interest rate swaps,
•adjusted net interest income – calculated by subtracting adjusted interest expense from adjusted interest income,
•yield on average interest earning assets – calculated as the quotient of our adjusted interest income and our average interest earning assets and excludes all Consolidated SLST assets other than those securities owned by the Company,
•average financing cost – calculated as the quotient of our adjusted interest expense and the average outstanding balance of our interest bearing liabilities, excluding Consolidated SLST CDOs and mortgages payable on real estate, and
•net interest spread – calculated as the difference between our yield on average interest earning assets and our average financing cost.

These measures remove the impact of Consolidated SLST that we consolidate in accordance with GAAP and include the net interest component of interest rate swaps utilized to hedge the variable cash flows associated with our variable-rate borrowings, which is included in unrealized gains (losses) in the Company's condensed consolidated statements of operations. With respect to Consolidated SLST, we only include the interest income earned by the Consolidated SLST securities that are actually owned by the Company as the Company only receives income or absorbs losses related to the Consolidated SLST securities actually owned by the Company. We include the net interest component of interest rate swaps in these measures to more fully represent the cost of our financing strategy.

We provide the non-GAAP financial measures listed above because we believe these non-GAAP financial measures provide investors and management with additional detail and enhance their understanding of our interest earning asset yields, in total and by investment category, relative to the cost of our financing and the underlying trends within our portfolio of interest earning assets. In addition to the foregoing, our management team uses these measures to assess, among other things, the performance of our interest earning assets in total and by asset, possible cash flows from our interest earning assets in total and by asset, our ability to finance or borrow against the asset and the terms of such financing and the composition of our portfolio of interest earning assets, including acquisition and disposition determinations.

Prior to the quarter ended December 31, 2022, we also reduced GAAP interest expense by the interest expense on mortgages payable on real estate. Commencing with the quarter ended December 31, 2022, we reclassified the interest expense on mortgages payable on real estate to expenses related to real estate on our condensed consolidated statements of operations and, as such, it is no longer included in GAAP interest expense. Prior period disclosures have been conformed to the current period presentation.
A reconciliation of GAAP interest income to adjusted interest income, GAAP interest expense to adjusted interest expense and GAAP total net interest income to adjusted net interest income for the three months ended as of the dates indicated is presented below (dollar amounts in thousands):

	June 30, 2023
	Single-Family	Multi-Family	Corporate/Other	Total
GAAP interest income	$53,907	$3,618	$15	$57,540
GAAP interest expense	(38,542)	—	(3,862)	(42,404)
GAAP total net interest income	$15,365	$3,618	$(3,847)	$15,136

GAAP interest income	$53,907	$3,618	$15	$57,540
Adjusted for:
Consolidated SLST CDO interest expense	(5,966)	—	—	(5,966)
Adjusted interest income	$47,941	$3,618	$15	$51,574

GAAP interest expense	$(38,542)	$—	$(3,862)	$(42,404)
Adjusted for:
Consolidated SLST CDO interest expense	5,966	—	—	5,966
Net interest benefit of interest rate swaps	909	—	555	1,464
Adjusted interest expense	$(31,667)	$—	$(3,307)	$(34,974)

Adjusted net interest income (1)	$16,274	$3,618	$(3,292)	$16,600

	March 31, 2023
	Single-Family	Multi-Family	Corporate/Other	Total
GAAP interest income	$53,519	$3,569	$48	$57,136
GAAP interest expense	(36,759)	—	(2,576)	(39,335)
GAAP total net interest income	$16,760	$3,569	$(2,528)	$17,801

GAAP interest income	$53,519	$3,569	$48	$57,136
Adjusted for:
Consolidated SLST CDO interest expense	(6,315)	—	—	(6,315)
Adjusted interest income	$47,204	$3,569	$48	$50,821

GAAP interest expense	$(36,759)	$—	$(2,576)	$(39,335)
Adjusted for:
Consolidated SLST CDO interest expense	6,315	—	—	6,315
Adjusted interest expense	$(30,444)	$—	$(2,576)	$(33,020)

Adjusted net interest income (1)	$16,760	$3,569	$(2,528)	$17,801

	December 31, 2022
	Single-Family	Multi-Family	Corporate/Other	Total
GAAP interest income	$59,370	$3,514	$64	$62,948
GAAP interest expense	(38,163)	—	(2,488)	(40,651)
GAAP total net interest income	$21,207	$3,514	$(2,424)	$22,297

GAAP interest income	$59,370	$3,514	$64	$62,948
Adjusted for:
Consolidated SLST CDO interest expense	(6,348)	—	—	(6,348)
Adjusted interest income	$53,022	$3,514	$64	$56,600

GAAP interest expense	$(38,163)	$—	$(2,488)	$(40,651)
Adjusted for:
Consolidated SLST CDO interest expense	6,348	—	—	6,348
Adjusted interest expense	$(31,815)	$—	$(2,488)	$(34,303)

Adjusted net interest income (1)	$21,207	$3,514	$(2,424)	$22,297

	September 30, 2022
	Single-Family	Multi-Family	Corporate/Other	Total
GAAP interest income	$64,278	$3,414	$1,228	$68,920
GAAP interest expense	(36,221)	(30)	(2,312)	(38,563)
GAAP total net interest income	$28,057	$3,384	$(1,084)	$30,357

GAAP interest income	$64,278	$3,414	$1,228	$68,920
Adjusted for:
Consolidated SLST CDO interest expense	(6,611)	—	—	(6,611)
Adjusted interest income	$57,667	$3,414	$1,228	$62,309

GAAP interest expense	$(36,221)	$(30)	$(2,312)	$(38,563)
Adjusted for:
Consolidated SLST CDO interest expense	6,611	—	—	6,611
Adjusted interest expense	$(29,610)	$(30)	$(2,312)	$(31,952)

Adjusted net interest income (1)	$28,057	$3,384	$(1,084)	$30,357

	June 30, 2022
	Single-Family	Multi-Family	Corporate/Other	Total
GAAP interest income	$62,468	$3,258	$2,294	$68,020
GAAP interest expense	(26,472)	(111)	(2,157)	(28,740)
GAAP total net interest income	$35,996	$3,147	$137	$39,280

GAAP interest income	$62,468	$3,258	$2,294	$68,020
Adjusted for:
Consolidated SLST CDO interest expense	(6,208)	—	—	(6,208)
Adjusted interest income	$56,260	$3,258	$2,294	$61,812

GAAP interest expense	$(26,472)	$(111)	$(2,157)	$(28,740)
Adjusted for:
Consolidated SLST CDO interest expense	6,208	—	—	6,208
Adjusted interest expense	$(20,264)	$(111)	$(2,157)	$(22,532)

Adjusted net interest income (1)	$35,996	$3,147	$137	$39,280

(1)Adjusted net interest income is calculated by subtracting adjusted interest expense from adjusted interest income.

Undepreciated (Loss) Earnings

Undepreciated (loss) earnings is a supplemental non-GAAP financial measure defined as GAAP net (loss) income attributable to Company's common stockholders excluding the Company's share in depreciation expense and lease intangible amortization expense related to operating real estate, net. By excluding these non-cash adjustments from our operating results, we believe that the presentation of undepreciated (loss) earnings provides a consistent measure of our operating performance and useful information to investors to evaluate the effective net return on our portfolio. In addition, we believe that presenting undepreciated (loss) earnings enables our investors to measure, evaluate, and compare our operating performance to that of our peers.

A reconciliation of net (loss) income attributable to Company's common stockholders to undepreciated (loss) earnings for the respective periods ended is presented below (amounts in thousands, except per share data):

	For the Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Net (loss) income attributable to Company's common stockholders	$(37,202)	$10,521	$(48,076)	$(125,770)	$(82,389)
Add:
Depreciation expense on operating real estate	2,180	2,120	1,960	11,104	10,309
Amortization of lease intangibles related to operating real estate	—	—	—	13,193	22,910
Undepreciated (loss) earnings	$(35,022)	$12,641	$(46,116)	$(101,473)	$(49,170)

Weighted average shares outstanding - basic	91,193	91,314	92,548	94,269	95,300
Undepreciated (loss) earnings per common share	$(0.38)	$0.14	$(0.50)	$(1.08)	$(0.52)

Adjusted Book Value Per Common Share

Previously, we presented undepreciated book value per common share as a non-GAAP financial measure. Commencing with the quarter ended December 31, 2022, we discontinued disclosure of undepreciated book value per common share and instead present adjusted book value per common share, also a non-GAAP financial measure.

When presented in prior periods, undepreciated book value was calculated by excluding from GAAP book value the Company's share of cumulative depreciation and lease intangible amortization expenses related to real estate held at the end of the period. Since we began disclosing undepreciated book value, we identified additional items as materially affecting our book value and believe they should also be incorporated in order to provide a more useful non-GAAP measure for investors to evaluate our current performance and trends and facilitate the comparison of our financial performance and adjusted book value per common share to that of our peers. Accordingly, we calculate adjusted book value per common share by making the following adjustments to GAAP book value: (i) exclude the Company's share of cumulative depreciation and lease intangible amortization expenses related to real estate held at the end of the period for which an impairment has not been recognized, (ii) exclude the cumulative adjustment of redeemable non-controlling interests to estimated redemption value and (iii) adjust our liabilities that finance our investment portfolio to fair value.

Our rental property portfolio includes fee simple interests in single-family rental homes and joint venture equity interests in multi-family properties owned by Consolidated Real Estate VIEs. By excluding our share of cumulative non-cash depreciation and amortization expenses related to real estate held at the end of the period for which an impairment has not been recognized, adjusted book value reflects the value, at their undepreciated basis, of our single-family rental properties and joint venture equity investments that the Company has determined to be recoverable at the end of the period.

Additionally, in connection with third party ownership of certain of the non-controlling interests in certain of the Consolidated Real Estate VIEs, we record redeemable non-controlling interests as mezzanine equity on our condensed consolidated balance sheets. The holders of the redeemable non-controlling interests may elect to sell their ownership interests to us at fair value once a year, subject to annual minimum and maximum amount limitations, resulting in an adjustment of the redeemable non-controlling interests to fair value that is accounted for by us as an equity transaction in accordance with GAAP. A key component of the estimation of fair value of the redeemable non-controlling interests is the estimated fair value of the multi-family apartment properties held by the applicable Consolidated Real Estate VIEs. However, because the corresponding real estate assets are not reported at fair value and thus not adjusted to reflect unrealized gains or losses in our condensed consolidated financial statements, the cumulative adjustment of the redeemable non-controlling interests to fair value directly affects our GAAP book value. By excluding the cumulative adjustment of redeemable non-controlling interests to estimated redemption value, adjusted book value more closely aligns the accounting treatment applied to these real estate assets and reflects our joint venture equity investment at its undepreciated basis.

The substantial majority of our remaining assets are financial or similar instruments that are carried at fair value in accordance with the fair value option in our condensed consolidated financial statements. However, unlike our use of the fair value option for the assets in our investment portfolio, the CDOs issued by our residential loan securitizations, senior unsecured notes and subordinated debentures that finance our investment portfolio assets are carried at amortized cost in our condensed consolidated financial statements. By adjusting these financing instruments to fair value, adjusted book value reflects the Company's net equity in investments on a comparable fair value basis.

We believe that the presentation of adjusted book value per common share provides a more useful measure for investors and us than undepreciated book value as it provides a more consistent measure of our value, allows management to effectively consider our financial position and facilitates the comparison of our financial performance to that of our peers.

A reconciliation of GAAP book value to adjusted book value and calculation of adjusted book value per common share as of the dates indicated is presented below (amounts in thousands, except per share data):

	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Company's stockholders' equity	$1,690,712	$1,737,506	$1,767,216	$1,917,506	$2,092,991
Preferred stock liquidation preference	(555,699)	(556,645)	(557,125)	(557,125)	(557,125)
GAAP book value	1,135,013	1,180,861	1,210,091	1,360,381	1,535,866
Add:
Cumulative depreciation expense on real estate (1)	23,157	33,553	31,433	29,473	20,081
Cumulative amortization of lease intangibles related to real estate (1)	30,843	59,844	59,844	59,844	48,213
Cumulative adjustment of redeemable non-controlling interest to estimated redemption value	27,640	44,237	44,237	—	—
Adjustment of amortized cost liabilities to fair value	90,129	86,978	103,066	104,518	70,028
Adjusted book value	$1,306,782	$1,405,473	$1,448,671	$1,554,216	$1,674,188

Common shares outstanding	91,250	91,180	91,194	93,288	94,662
GAAP book value per common share (2)	$12.44	$12.95	$13.27	$14.58	$16.22
Adjusted book value per common share (3)	$14.32	$15.41	$15.89	$16.66	$17.69

(1)Represents cumulative adjustments for the Company's share of depreciation expense and amortization of lease intangibles related to real estate held as of the end of the period presented for which an impairment has not been recognized.
(2)GAAP book value per common share is calculated using the GAAP book value and the common shares outstanding for the periods indicated.

(3)Adjusted book value per common share is calculated using the adjusted book value and the common shares outstanding for the periods indicated.

Equity Investments in Multi-Family Entities

We own joint venture equity investments in entities that own multi-family properties. We determined that these joint venture entities are VIEs and that we are the primary beneficiary of all but two of these VIEs, resulting in consolidation of the VIEs where we are the primary beneficiary, including their assets, liabilities, income and expenses, in our condensed consolidated financial statements with non-controlling interests for the third-party ownership of the joint ventures' membership interests. With respect to the two additional joint venture equity investments for which we determined that we are not the primary beneficiary, we record our equity investments at fair value.

In September 2022, the Company announced a repositioning of its business through the opportunistic disposition over time of the Company's joint venture equity investments in multi-family properties and reallocation of its capital away from such assets to its targeted assets. Accordingly, the Company determined that certain joint venture equity investments met the criteria to be classified as held for sale and transferred the assets and liabilities of the respective Consolidated VIEs and its unconsolidated multi-family joint venture equity investments to assets and liabilities of disposal group held for sale.

A reconciliation of our net equity investments in consolidated multi-family properties and disposal group held for sale to our condensed consolidated financial statements as of June 30, 2023 is shown below (dollar amounts in thousands):

Cash and cash equivalents	$9,430
Real estate, net	543,833
Assets of disposal group held for sale	965,599
Other assets	13,470
Total assets	$1,532,332

Mortgages payable on real estate, net	$397,075
Liabilities of disposal group held for sale	755,840
Other liabilities	10,479
Total liabilities	$1,163,394

Redeemable non-controlling interest in Consolidated VIEs	$34,571
Less: Cumulative adjustment of redeemable non-controlling interest to estimated redemption value	(27,640)
Non-controlling interest in Consolidated VIEs	8,113
Non-controlling interest in disposal group held for sale	20,167
Net equity investment (1)	$333,727

(1)The Company's net equity investment as of June 30, 2023 consists of $144.1 million of net equity investments in consolidated multi-family properties and $189.6 million of net equity investments in disposal group held for sale.